Exhibit 99.1

FOR IMMEDIATE RELEASE

Sleep Number Announces Second Quarter 2018 Results

•	Reported net sales increase of 11% to $316 million and EPS of $0.10, compared with a $0.02 loss for the prior year

•	Generated TTM ROIC of 14.3%, up 70 basis points versus the prior year

•	Reiterates full-year 2018 earnings outlook of $1.70 to $2.00 per diluted share

MINNEAPOLIS - (July 25, 2018) - Sleep Number Corporation (NASDAQ: SNBR) today reported second quarter 2018 results for the period ended June 30, 2018.

“We are excited to provide proven quality sleep to our customers with our Sleep Number 360® smart beds,” said Shelly Ibach, President and CEO of Sleep Number. “With our transition now complete, we expect performance acceleration from our new marketing campaign, differentiated retail experience and operating improvements.”

Second Quarter Overview

•
Net sales increased 11% to $316 million, with comparable sales up 9%; note: the prior year’s second quarter sales were impacted by an inventory shortage which shifted approximately $25 million to the third quarter

•
Operating income increased to $2 million, compared to a net operating loss of $3 million for the prior year’s second quarter. The current quarter included 230 basis points (bps) of gross margin pressure and

400 bps of operating expense leverage compared with the prior year

•	Earnings per diluted share were $0.10, including one-time tax planning benefit of $0.08 associated with the new Tax Cuts and Jobs Act

Capital Deployment Review

•
Generated $29 million in net cash from operating activities, invested $21 million in capital expenditures and returned $140 million to shareholders through share repurchases during the first six months of 2018

•
Ended the quarter with a $120 million liquidity cushion against our credit facility, compared with $138 million at the end of the prior year’s second quarter, excluding $3 million letters of credit in both years

•	Return on invested capital (ROIC) was 14.3% for the trailing-twelve month period, well above our cost of capital

Financial Outlook
The company reiterates its outlook for 2018 earnings per diluted share of $1.70 to $2.00. The outlook for the second half of 2018 assumes mid-single digit sales growth and an estimated effective income tax rate of 25%. The company anticipates 2018 capital expenditures to be approximately $50 million.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To listen to the call, please dial 800-593-9959 (international participants dial 517-308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Sleep Number website at http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

About Sleep Number Corporation
As the leader in sleep innovation, Sleep Number Corporation delivers the best quality sleep through effortless, adjustable comfort and biometric sleep tracking. Sleep Number’s proprietary SleepIQ® technology platform -- one of the most comprehensive databases of biometric consumer sleep data - is proving the connection between sleep and wellbeing. With breakthrough innovations such as the revolutionary Sleep Number 360® smart bed, Sleep Number is redefining the future of sleep and shaping the future of health and wellness. To experience better quality sleep, visit one of the over 560 Sleep Number® stores located in all 50 states or SleepNumber.com. For additional information, visit our newsroom and investor relations site.

Sleep Number Announces Second-quarter 2018 Results – Page 2 of 9

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our “just-in-time” manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and our ability to maintain relationships with key suppliers, including several sole-source suppliers; the vulnerability of key suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities; risks of disruption in the operation of either of our two primary manufacturing facilities; increasing government regulations, which have added or may add cost pressures and process changes to ensure compliance; the adequacy of our management information systems to meet the evolving needs of our business and to protect sensitive data from potential cyber threats; the costs, distractions and potential disruptions to our business related to upgrading our management information systems; our ability to attract, retain and motivate qualified management, executive and other key employees, including qualified retail sales professionals and managers; and uncertainties arising from global events, such as terrorist attacks, political unrest or a pandemic outbreak, or the threat of such events. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.
# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Sarah Reckard; (763) 551-6076; sarah.reckard@sleepnumber.com

Sleep Number Announces Second-quarter 2018 Results – Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 30, 2018	% of Net Sales	July 1, 2017	% of Net Sales

Net sales	$316,338	100.0%	$284,673	100.0%
Cost of sales	127,450	40.3%	108,054	38.0%
Gross profit	188,888	59.7%	176,619	62.0%

Operating expenses:
Sales and marketing	151,106	47.8%	144,498	50.8%
General and administrative	28,828	9.1%	28,819	10.1%
Research and development	6,868	2.2%	6,363	2.2%
Total operating expenses	186,802	59.1%	179,680	63.1%
Operating income (loss)	2,086	0.7%	(3,061)	(1.1%)
Other expense, net	1,453	0.5%	282	0.1%
Income (loss) before income taxes	633	0.2%	(3,343)	(1.2%)
Income tax benefit	(3,111)	(1.0%)	(2,565)	(0.9%)
Net income (loss)	$3,744	1.2%	$(778)	(0.3%)

Net income (loss) per share – basic	$0.10		$(0.02)

Net income (loss) per share – diluted	$0.10		$(0.02)

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	36,138		41,716
Dilutive effect of stock-based awards [1]	706		—
Diluted weighted-average shares outstanding [1]	36,844		41,716

1 For the three months ended July 1, 2017, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Second-quarter 2018 Results – Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 30, 2018	% of Net Sales	July 1, 2017	% of Net Sales

Net sales	$704,971	100.0%	$678,572	100.0%
Cost of sales	278,606	39.5%	255,494	37.7%
Gross profit	426,365	60.5%	423,078	62.3%

Operating expenses:
Sales and marketing	323,023	45.8%	313,764	46.2%
General and administrative	60,562	8.6%	62,588	9.2%
Research and development	13,793	2.0%	13,959	2.1%
Total operating expenses	397,378	56.4%	390,311	57.5%
Operating income	28,987	4.1%	32,767	4.8%
Other expense, net	1,978	0.3%	420	0.1%
Income before income taxes	27,009	3.8%	32,347	4.8%
Income tax expense	2,717	0.4%	8,664	1.3%
Net income	$24,292	3.4%	$23,683	3.5%

Net income per share – basic	$0.65		$0.56

Net income per share – diluted	$0.64		$0.55

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	37,191		42,233
Dilutive effect of stock-based awards	905		847
Diluted weighted-average shares outstanding	38,096		43,080

Sleep Number Announces Second-quarter 2018 Results – Page 5 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	June 30, 2018	December 30, 2017
Assets
Current assets:
Cash and cash equivalents	$2,407	$3,651
Accounts receivable, net of allowance for doubtful accounts of $547 and $714, respectively	22,065	19,312
Inventories	90,241	84,298
Income taxes receivable	6,527	—
Prepaid expenses	10,580	17,565
Other current assets	26,399	27,665
Total current assets	158,219	152,491

Non-current assets:
Property and equipment, net	202,378	208,646
Goodwill and intangible assets, net	76,497	77,588
Deferred income taxes	—	2,625
Other non-current assets	33,256	30,484
Total assets	$470,350	$471,834

Liabilities and Shareholders’ (Deficit) Equity
Current liabilities:
Borrowings under revolving credit facility	$182,500	$24,500
Accounts payable	100,996	129,194
Customer prepayments	28,136	27,767
Accrued sales returns	16,527	19,270
Compensation and benefits	24,688	34,602
Taxes and withholding	9,078	24,234
Other current liabilities	48,065	46,822
Total current liabilities	409,990	306,389

Non-current liabilities:
Deferred income taxes	4,587	—
Other non-current liabilities	76,927	76,289
Total non-current liabilities	81,514	76,289
Total liabilities	491,504	382,678

Shareholders’ (deficit) equity:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 34,893 and 38,813 shares issued and outstanding, respectively	349	388
Additional paid-in capital	—	—
(Accumulated deficit) retained earnings	(21,503)	88,768
Total shareholders’ (deficit) equity	(21,154)	89,156
Total liabilities and shareholders’ (deficit) equity	$470,350	$471,834

Sleep Number Announces Second-quarter 2018 Results – Page 6 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$24,292	$23,683
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	31,089	31,177
Stock-based compensation	6,742	7,876
Net loss on disposals and impairments of assets	15	2
Deferred income taxes	7,212	4,974
Changes in operating assets and liabilities:
Accounts receivable	(2,753)	(4,781)
Inventories	(5,943)	5,170
Income taxes	(19,075)	(14,532)
Prepaid expenses and other assets	8,242	2,110
Accounts payable	(4,859)	11,858
Customer prepayments	369	19,518
Accrued compensation and benefits	(9,944)	9,834
Other taxes and withholding	(2,608)	(6,032)
Other accruals and liabilities	(3,648)	(2,050)
Net cash provided by operating activities	29,131	88,807

Cash flows from investing activities:
Purchases of property and equipment	(21,341)	(27,132)
Proceeds from sales of property and equipment	70	—
Net cash used in investing activities	(21,271)	(27,132)

Cash flows from financing activities:
Net increase in short-term borrowings	133,253	3,098
Repurchases of common stock	(142,940)	(80,094)
Proceeds from issuance of common stock	1,596	2,654
Debt issuance costs	(1,013)	(10)
Net cash used in financing activities	(9,104)	(74,352)
Net decrease in cash, cash equivalents and restricted cash	(1,244)	(12,677)
Cash, cash equivalents and restricted cash, at beginning of period	3,651	14,759
Cash, cash equivalents and restricted cash, at end of period	$2,407	$2,082

Note - Effective December 31, 2017, we adopted the provisions of Accounting Standards Update No. 2016-18, Restricted Cash, on a retrospective basis. Amounts for prior periods have been retrospectively adjusted to conform to the current period presentation.

Sleep Number Announces Second-quarter 2018 Results – Page 7 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Percent of sales:
Retail	90.7%	90.4%	91.2%	91.0%
Online and phone	7.9%	7.3%	7.5%	7.0%
Wholesale/other	1.4%	2.3%	1.3%	2.0%
Total	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	8%	(6%)	1%	(1%)
Online and phone	19%	26%	12%	22%
Company-Controlled comparable sales change	9%	(4%)	2%	0%
Net opened/closed stores	3%	8%	3%	9%
Total Company-Controlled Channel	12%	4%	5%	9%
Wholesale/other	(29%)	(31%)	(33%)	(27%)
Total	11%	3%	4%	8%

Stores open:
Beginning of period	558	546	556	540
Opened	11	8	24	24
Closed	(4)	(5)	(15)	(15)
End of period	565	549	565	549

Other metrics:
Average sales per store ($ in 000's) [1]	$2,645	$2,535
Average sales per square foot [1]	$985	$983
Stores > $1 million net sales [2]	98%	97%
Stores > $2 million net sales [2]	63%	58%
Average revenue per mattress unit [3]	$4,508	$4,306	$4,459	$4,155

1 Trailing twelve months Company-Controlled comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year.
3 Represents Company-Controlled Channel total net sales divided by Company-Controlled Channel mattress units.

Sleep Number Announces Second-quarter 2018 Results – Page 8 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing-Twelve Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income (loss)	$3,744	$(778)	$65,686	$60,715
Income tax (benefit) expense	(3,111)	(2,565)	20,014	25,597
Interest expense	1,454	288	2,486	924
Depreciation and amortization	15,326	14,918	60,945	60,170
Stock-based compensation	3,658	4,172	14,629	12,231
Asset impairments	85	2	327	47
Adjusted EBITDA	$21,156	$16,037	$164,087	$159,684

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing-Twelve Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net cash (used in) provided by operating activities	$(20,125)	$1,938	$112,931	$193,332
Subtract: Purchases of property and equipment	12,536	13,921	54,038	61,220
Free cash flow	$(32,661)	$(11,983)	$58,893	$132,112

Note - Our Adjusted EBITDA calculation and our "free cash flow" data are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2018 Results – Page 9 of 9

SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing-Twelve Months Ended
	June 30, 2018	July 1, 2017
Net operating profit after taxes (NOPAT)
Operating income	$88,135	$87,124
Add: Rent expense [1]	76,215	70,815
Add: Interest income	50	112
Less: Depreciation on capitalized operating leases [2]	(19,640)	(17,956)
Less: Income taxes [3]	(43,934)	(46,095)
NOPAT	$100,826	$94,000

Average invested capital
Total (deficit) equity	$(21,154)	$114,439
Less: Cash greater than target [4]	—	—
Add: Long-term debt [5]	183,405	—
Add: Capitalized operating lease obligations [6]	609,720	566,520
Total invested capital at end of period	$771,971	$680,959
Average invested capital [7]	$705,575	$690,524
Return on invested capital (ROIC) [8]	14.3%	13.6%

1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.

2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 6) for the respective reporting periods with an assumed thirty-year useful life. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.

3 Reflects annual effective income tax rates, before discrete adjustments, of 30.3% and 32.9% for 2018 and 2017, respectively.

4 Cash greater than target is defined as cash, cash equivalents and marketable debt securities less customer prepayments in excess of $100 million.

5 Long-term debt includes existing capital lease obligations, if applicable. In conjunction with increasing our revolving credit facility to $300 million in the first quarter of 2018, we include borrowing under that agreement, including borrowings classified as short term.

6 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.

7 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.

8 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.